UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 22, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated 2001 Equity Incentive Plan

On September 22, 2005, our shareholders approved the Amended and Restated 2001 Equity Incentive Plan.  The terms and conditions of such plan are set forth under the caption “Proposal No. 3 Amendment and Restatement of 2001 Equity Incentive Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on August 25, 2005.  Such description, which is qualified in its entirety by reference to the Amended and Restated 2001 Equity Incentive Plan at Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01.

2005 Director Stock Option Plan

On September 22, 2005, our shareholders approved the 2005 Director Stock Option Plan.  The terms and conditions of such plan are set forth under the caption “Proposal No. 4 Adoption of 2005 Director Stock Option Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on August 25, 2005.  Such description, which is qualified in its entirety by reference to the 2005 Director Stock Option Plan at Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01.  The form of award agreement issuable to non-employee directors under the 2005 Director Stock Option Plan appears as Exhibit 10.3 to this report.

ITEM 8.01               OTHER

Election of Directors

On September 22, 2005, our shareholders elected the following seven persons to serve on our board of directors until the next annual meeting of shareholders and until their respective successors are elected and duly qualified:  Susan L. Critzer, Marc P. Flores, Larry G. Haimovitch, Lawrence L. Horsch, David B. Kaysen, Paul K. Miller and J. Robert Paulson, Jr.  Also on September 22, 2005, Ms. Critzer assumed the role of Chairperson of the Board.

Amendment to Articles of Incorporation

On September 22, 2005, our shareholders approved an amendment to our restated articles of incorporation that increases the total number of shares we have authority to issue from 100,000,000 to 250,000,000.  Our restated articles of incorporation, as amended, appear as Exhibit 3 to this report.

Designation of Executive Officers

On September 22, 2005, our Board of Directors designated the following individuals as “executive officers” of our company.

Adam L. Berman.  Mr. Berman joined MedicalCV in September 2004 as Vice President, Research and Development.  Mr. Berman has extensive experience and relationships within the cardiac surgery industry.  He most recently was a regional sales manager for cardiac-surgery focused Coalescent Surgical, Inc., a Sunnyvale, California company, whose assets were acquired by Medtronic, Inc.  Previously, he was a regional development manager for Computer Motion, a company focused on robotic-assisted, minimally invasive approaches for surgery.  Previously, Mr. Berman held various clinical research positions within the field of cardiac surgery.

Robert W. Clapp.  Mr. Clapp joined MedicalCV in August 2004 as Vice President, Operations.  Most recently, Mr. Clapp was the Vice-President of Manufacturing, Quality and Research and Development for EMPI where he improved manufacturing efficiencies and lowered manufacturing costs.  Prior to that, he held the title of Vice-President of Manufacturing for Dacomed Corporation, where he helped introduce five new products into the marketplace in 18 months.  Mr. Clapp has also held engineering and operations positions at Xerxes Corporation, Medtronic, Inc., Control Data Corporation and AMF Paragon Electric.

Dennis E. Steger.  Mr. Steger, Vice President, Regulatory Affairs and Quality Assurance, joined MedicalCV in September 2001 as Vice President, Quality Assurance.  Mr. Steger was formerly Director Design Quality Assurance for Medtronic Perfusion Systems, where he was responsible for controlling the development and transfer of new/modified products from research and development to manufacturing.  He also held the position of Director Regulatory Affairs/Quality Assurance & Clinical for AVECOR Cardiovascular, Inc., responsible for quality systems, technical support, risk analysis, documentation, and regulatory affairs.  He has also held senior level management positions with Johnson & Johnson Cardiovascular, Extracorporeal Medical Specialties and Tompkins Rubber Company.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: September 23, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3	Restated Articles of Incorporation of the Registrant, as Amended.

10.1	Amended and Restated 2001 Equity Incentive Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on August 25, 2005 (File No. 000-33295)).

10.2	2005 Director Stock Option Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on August 25, 2005 (File No. 000-33295)).

10.3	Form of Non-Employee Director Stock Option Agreement issuable under the 2005 Director Stock Option Plan.